EXHIBIT 99.1

AERT Seeks Ruling in Delaware Court

SPRINGDALE, Ark., Aug. 26, 2009 (GLOBE NEWSWIRE) -- Advanced Environmental Recycling Technologies, Inc. (Nasdaq:AERT), a leading plastic recycler and manufacturer of Green building products, announced today that the company, on Wednesday, August 19th, 2009, filed an action seeking a declaratory judgment in Delaware chancery court that the Company is in compliance with the terms of its Series D preferred stock issued in October of 2007 (Advanced Environmental Recycling Technologies, Inc. vs. Fort Mason Master, L.P. and Fort Mason Partners, L.P.). The Company also seeks a ruling to clarify its obligation with respect to late registration penalties attributable to delays in getting the S-3 resale registration statement effective as a result of circumstances beyond the Company's control. AERT is not seeking monetary damages in this action.

About Advanced Environmental Recycling Technologies, Inc.

Since 1989, AERT (Nasdaq:AERT) has pioneered the use of recycled polyethylene plastic in the manufacture of composite building materials. With its constantly evolving portfolio of patented and proprietary recycling technologies, AERT has been widely recognized as a leader in resource conservation innovation and received the EPA Award for Environmental Excellence for its process of converting scrap plastic to composite outdoor decking. AERT converts reclaimed plastic and wood fiber waste into quality outdoor decking systems, fence systems, and door and window components. The Company is the exclusive manufacturer of Weyerhaeuser ChoiceDek(r) decking, which is available in multiple colors and is sold in all Lowe's Home Improvement stores. See http://www.choicedek.com for more information. AERT's MoistureShield(r) decking program is expanding and products are available in many parts of the U.S. now, with national distribution planned for 2009. See http://www.moistureshield.com for product information or to find a regional distributor or dealer. AERT operates manufacturing facilities in Springdale and Lowell, with a raw materials facility in Junction, Texas and a state-of-the-art recycling facility under construction in Watts, Oklahoma. For more information on the Company, visit http://www.aertinc.com.

The AERT, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4905

Certain statements in this news release regarding projected results of operations, or, projected results of financial plans or future strategies and initiatives, including, but not limited to, projections of revenue, projections of profitability, any and all future expectation, and plans for future activities may and should be regarded as ``forward-looking statements'' within the meaning of the Securities Litigation Reform Act. These statements involve, among other things, known and unknown risks, uncertainties and other factors that may cause AERT, Inc.'s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. AERT currently is considering, but may or may not in the future implement any or all of the items and issues listed in any planned budget or strategic initiative, due to, among other things, known and unknown risks, uncertainties and other factors.

AERT, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, change in strategy, or otherwise. The above-mentioned listing of risks and uncertainties is not inclusive. For a more detailed discussion of some, but not all, of the risks and uncertainties that may affect AERT, Inc., see AERT, Inc.'s filing with the Securities and Exchange Commission, including its Annual Report on Form 10-K, for the fiscal year ended December 31, 2008 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.

CONTACT:  Advanced Environmental Recycling Technologies, Inc.
          Investor Relations
          Katy Reagan
          479-203-5077